EXHIBIT 10.92

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (“Third Amendment”) is made and entered into this 23rd day of January 2026, by and between LADI INVESTMENTS, LLC, a Delaware limited liability company (“Landlord”) and LIFTED LIQUIDS, INC. an Illinois corporation (“Lifted”), and MCM LLC, DBA MCM GUMMIES DBA LM NUTRA, a Nevada domestic limited liability company (“MCM”) (Lifted and MCM are each individually and together, collectively “Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease dated November 11, 2022, a First Amendment dated March 6, 2023, and a Second Amendment dated November 27, 2024 (all collectively the “Lease”) for that certain real property located at 5732 95th Avenue, Suites 100-300, Kenosha, Wisconsin 53144 (“Premises”).

B. Landlord and Tenant desire to further amend the Lease pursuant to the terms set forth in this Third Amendment.

NOW, THEREFORE, in consideration of the terms, conditions and mutual agreements set forth herein, and other good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.

Terms. All capitalized terms used in this Third Amendment shall have the same meaning as set forth in the Lease or as otherwise set forth herein. The Recitals set forth above are hereby made a part of this Third Amendment.

2.

Premises. Effective as of February 1, 2026 (the “Expansion Date #2”), the Premises shall be expanded to include an additional 2,700 square feet of space, located within the Complex at 5732 95th Avenue, Suite 400, Kenosha, Wisconsin 53144 (the “Expansion Area #2”), which, as of the Expansion Date #2 and thereafter for all purposes shall be deemed a part of the “Premises”, as shown on Appendix B-2 attached hereto and incorporated herein, for a total revised Premises area of approximately 10,025 square feet. Therefore, as of the Expansion Date #2, Appendix B-1 of the Lease shall be deleted and of no further force or effect. The terms for such expansion of the Premises shall be as follows:

(i)

Tenant has examined the Expansion Area #2 and accepts the Expansion Area #2 in “as-is” condition. Landlord shall deliver the Expansion Area #2 with all mechanical systems and equipment in good working order and shall not preform any additional improvements or rework, remodel or recondition the Expansion Area #2 in any manner for Tenant’s use and occupancy.

(ii)

Commencing on the Expansion Date #2, Section 4(B) of the Lease is hereby modified such that “Tenant’s Proportionate Share” shall be ten and forty-four hundredth percent (10.44%), being the ratio of which the area of the Premises (10,025 square feet) bears to the entire area in the Complex (95,982 square feet).

(iii)

Commencing on the Expansion Date #2, Tenant shall be responsible for payment of Additional Rent and utility charges on the Expansion Area #2 in accordance with Section 4 and Section 6 of the Lease and the Tenant’s Proportionate Share of Taxes and Operating Costs for Expansion Area #2 shall be One Thousand One Hundred Thirty-Six Dollars and 03/100 ($1,136.03) per month.

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3.

Base Rent (Expansion Area #2). Commencing on the Expansion Date #2, the Base Rent as set forth in Section 5 of the Lease shall be modified to include the following Monthly Base Rent for the Expansion Area #2 (“Monthly Expansion #2 Base Rent”):

DATE	BASE MONTHLY RENT
February 1, 2026 - February 28, 2026	$0
March 1, 2026 – February 28, 2027	$2,214.00
March 1, 2027 – February 29, 2028	$2,304.00
March 1, 2028 – February 28, 2029	$2,396.25

4.

Deposit. Landlord is currently in receipt of $5,188.67 as the Deposit previously tendered by Tenant per the Lease. Upon execution of this Third Amendment, Tenant shall be required to remit an additional security deposit of $3,547.00 to the Landlord for a total Deposit of $8,735.67.

5.

Real Estate Broker. Tenant hereby warrants and represents that it has worked with and only with DarwinPW Realty, as Landlord’s Broker (“Landlord’s Broker”), in regard to this Third Amendment and the negotiation of the terms and conditions set forth herein, and Tenant shall indemnify, defend and hold Landlord harmless from any real estate broker claim contrary to this warranty and representation. Landlord discloses and Tenant acknowledges that principals and members of Landlord are licensed real estate brokers and that principals of Landlord are also principals of Landlord’s Broker.

6.

Tenant Acknowledgement. Tenant hereby acknowledges that as of the date of this Third Amendment the Lease is in full force and effect, free and clear of any default on the part of Landlord, and that no condition exists which, with the service of notice or the passage of time, or both, would cause the Landlord to be in default.

7.

All other terms and conditions of the Lease, and any supplements, amendments and addendum not modified by this Third Amendment, shall remain in effect and shall apply if not in conflict with the terms herein.

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IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed the day and year first above written.

LANDLORD:		TENANT:

LADI INVESTMENTS, LLC		LIFTED LIQUIDS, INC.

By:	/s/ Erin Cibula	By:	/s/ Nicholas Warrender
Print Name:	Erin Cibula	Print Name:	Nicholas Warrender
Its:	Authorized Signatory	Its:	CEO

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Appendix “B-2”

Depiction of Premises

5732 95th Avenue, Suites 100, 200, 300 and 400, Kenosha, Wisconsin 53144

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